Exhibit 99.1

Contact:

Bruce Widener, CEO

502-657-3507

investors@askbeacon.com

Porter, LeVay & Rose, Inc.

Michael Porter, President

212-564-4700

Halliburton Investor Relations

Geralyn DeBusk, President, or Hala Elsherbini, COO

972-458-8000

Beacon Enterprise Solutions Reports 36% Increase in Blended Project Funnel

LOUISVILLE, KY, February 10, 2012 -- Beacon Enterprise Solutions Group, Inc. (OTC BB: BEAC) (www.askbeacon.com), an emerging global leader in the design, implementation and management of high performance Information Technology Systems (“ITS”) infrastructure solutions, announced a significant increase in the Company’s Blended Project Funnel.

In the Company’s fiscal 2011 year-end earnings release and conference call, Jerry Bowman, President and COO of Beacon provided an update on the Company’s recently implemented, cloud-based Customer Relations Management (CRM) system. The CRM system has enabled Beacon to have a higher degree of visibility into the sales and forecasting process, as well as client integration and management. As a result, Beacon stopped calculating what was formally known as “Project Backlog” and implemented a new weighted average process to quantify current and anticipated sales activity. This new “Blended Project Funnel” assessment includes both contracted order backlogs, along with weighted average client opportunities based on their position in the five-stage sales process. This report includes project activity related to potential clients, new clients and long-term clients.

“With the implementation of our new CRM system, Beacon now has a better tool to manage the client base and sales opportunity process,” stated Jerry Bowman, President and COO of Beacon. “By placing a weighted average onto these projects and opportunities based upon historical results, we have visibility to not only the high-range of what can be sold, but also to a more conservative expectation of results during the near term. On December 12, 2011, we reported the Blended Project Funnel was at $111 million with $37 million in weighted-average project value over the next 12-18 months. Since that time frame, the Blended Project Funnel has increased by 36% to $151 million as of February 10, 2012, with a weighted average of $40 million in project value over the next 12-18 months. As previously noted, this is not a revenue forecast, but rather an indicator of project activity, which could increase or decrease during the year. We anticipate that reporting of Blended Project Funnel data will, over time, be replaced by revenue forecasts for specific periods.”

About Beacon Enterprise Solutions Group, Inc.

Beacon Enterprise Solutions Group is an emerging global leader in the design, implementation and management of high performance Information Technology Systems (“ITS”) infrastructure solutions. Beacon offers fully integrated, turnkey IT infrastructure solutions capable of fully servicing the largest companies in the world as they increasingly outsource to reduce costs while optimizing critical IT design and infrastructure management. Beacon is headquartered in Louisville, Kentucky, with regional headquarters in Cincinnati, Ohio, Dublin, Ireland, Prague, Czech Republic and personnel located throughout the United States and Europe.

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For additional information, please visit Beacon’s corporate website: www.askbeacon.com

This press release may contain “forward-looking statements.” Expressions of future goals and similar expressions reflecting something other than historical fact are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. These forward-looking statements may include, without limitation, statements about our market opportunity, strategies, competition, expected activities and expenditures as we pursue our business plan. Although we believe that the expectations reflected in any forward looking statements are reasonable, we cannot predict the effect that market conditions, customer acceptance of products, regulatory issues, competitive factors, or other business circumstances and factors described in our filings with the Securities and Exchange Commission may have on our results. The company undertakes no obligation to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this press release.

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